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                                                                  EXHIBIT 10.10

                   DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

                       SECURITY AGREEMENT AND FIXTURE FILING

          THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "DEED OF TRUST"), dated as of April 30, 1998, by SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation having an office c/o Mountaineer Park, Inc., Route 2 South, Chester, Virginia 26034 ("TRUSTOR"), to NEVADA TITLE COMPANY, a Nevada corporation, having an office at 3320 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102 ("TRUSTEE"), for the benefit of MADELEINE LLC, a New York limited liability company, having an office at 450 Park Avenue, New York, New York 10022 ("BENEFICIARY").

                                W I T N E S S E T H:

Trustor hereby covenants and agrees as follows:

                                     SECTION 1

GRANT OF SECURITY INTERESTS

          1.01. Trustor irrevocably grants, bargains, sells, transfers and assigns to Trustee, in trust, for the benefit of Beneficiary, with power of sale, all of the following-described property, whether now owned or hereafter acquired by Trustor (which property is hereinafter collectively referred to as the "PROPERTY"):

          1.01.1. The real property and all estate, right, title and interest therein, situated, lying and being in the County of Clark, State of Nevada, as more particularly described on EXHIBIT A attached hereto and made a part hereof (the "REAL PROPERTY").

          1.01.2. All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Real Property (the
"IMPROVEMENTS"), including all goods, fixtures,   inventory and articles of
personal property and accessions thereof and renewals, replacements thereof and substitutions therefor, if any (including, but not limited to, beds, bureaus, chiffoniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning

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systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment, fittings, building materials, machinery, equipment, furniture and furnishings and personal property of every nature whatsoever now or hereafter owned by Trustor or in which Trustor has rights and used or intended to be used in connection with or with the operation of the Real Property and/or the Improvements, including all improvements, landscaping, fixtures, trade fixtures, equipment and building materials and supplies (whether or not annexed thereto or located thereon) now or hereafter used in connection therewith, including all machinery, materials, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel, refrigeration, for ventilating, cooling or sanitary purposes, for the exclusion of vermin or insects and for the removal of dust, refuse or garbage, telephone, computer, surveillance, security and other electronic systems, engines, machinery, boilers, furnaces, oil burners, coolers, refrigeration plants, motors, irrigating systems, plumbing, water systems and power systems, incinerators, communication systems, appliances, and all other and further installations and appliances on the Real Property and/or the Improvements, all of said items, whether now or hereafter located thereon, shall, at the option of Beneficiary, be deemed to be for all purposes of this instrument a part of the realty and including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, whether such fixtures, furnishings and personal property are actually located on or adjacent to the Real Property and/or the Improvements or not, and whether in storage or otherwise, wheresoever the same may be located (including any and all personal property named in any Uniform Commercial Code financing statement executed in conjunction with or in furtherance of this Deed of Trust).

          1.01.3. All easements, reciprocal easement and similar agreements, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers (whether riparian, appropriative or otherwise and whether or not appurtenant), all shares of stock evidencing any such water rights, mineral rights, air rights and all development rights, estates, leases, rights, titles, interest, privileges, liberties, tenements, hereditaments, and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the Real Property and/or the Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Trustor, and the reversion and reversions, remainder and remainders, rents, issues, profits thereof, and all estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Trustor of, in and to the same, including:

               (a) All of lessor's interest in any and all leases, licenses (except licenses that are not assignable and/or transferable) and occupancy agreements of the Real Property and/or the Improvements, or any portion thereof, now or hereafter owned or entered into by Trustor or any other party claiming by, through or under Trustor (all of said leases, licenses and occupancy agreements and any and all interest therein shall hereinafter be referred to as the "LEASES"), together with all rents, royalties, profits, issues, revenues, receipts, income, deposits, operating revenues, cash, benefits, account receivables and accounts which may accrue from the Real Property, the Improvements and/or any business or other activity conducted thereon from time to time, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Trustor or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance (collectively, the "RENTS") together with all benefits and advantages to be derived from the Leases including, without limitation, all rights under any guarantees and other security delivered in connection with the Leases, it being agreed that the foregoing assignment of Leases and Rents is a perfected, absolute and present assignment; PROVIDED, HOWEVER, that until a default (beyond applicable grace and cure periods, if any) shall occur under this Deed of Trust, the Note (as hereinafter defined) and/or any of the other Loan Documents (as hereinafter defined), Beneficiary grants Trustor a license to receive, collect and enjoy the Rents.

               (b) All causes of action, claims, compensation, judgments, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the Property or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking, by casualty or otherwise) to any and all of the Property or any part thereof, or to any rights appurtenant thereto, including any award for change of grade or streets.

               (c) All option rights, books and records, and general intangibles of Trustor relating to the Property, and all franchise agreements, accounts, contract rights, instruments, chattel paper and other rights of Trustor for payment of money, for property sold or lent, for services rendered, for money lent, or for advances or deposits made relating to the Property, including all tax refunds and refunds of any other monies paid by or on behalf of Trustor relating to the Property and all contract rights, plans, specifications and other similar documents, rights as declarant or developer under any declaration or plan.

               (d) All rights of Trustor to use, in connection with the Real Property and/or the Improvements, any and all plans and specifications, designs, drawings and other

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matters prepared for any construction on or improvements to the Real Property and/or the Improvements and all studies, data and drawings related thereto.

               (e) All rights of Trustor to use, in connection with the Property, any contracts executed by Trustor with any provider of goods or services for or in connection with any construction undertaken or to be undertaken or services performed or to be performed in connection with the Property (as any of the foregoing may be amended and/or restated from time to time).

               (f) Any and all permits, licenses (except licenses that are not assignable and/or transferable), certificates, approvals and authorizations, however characterized, issued or in any way furnished whether necessary or not, for the construction, operation, use, occupancy and/or sale of the Real Property, Improvements and/or Leases including building permits, environmental certificates, certificates of operation, warranties, guarantees and general intangibles.

               (g) All proceeds of the conversion, voluntary or involuntary, of the items listed in subparagraphs (a) through (f) above into cash, liquidated claims or other property.

          1.01.4. All rights of Trustor, if any, in and to the names, trade names, service marks, logos, designs, copyrights, patents and other similar propriety rights, to the extent assignable under the terms of any applicable license, franchise or similar agreement, and all registrations and applications for registration of such rights, used by Trustor in the operation and identification of the Real Property and/or the Improvements or any portion thereof, and the goodwill associated therewith.

          TO HAVE AND TO HOLD the Property, together with the rights, privileges and appurtenances belonging thereto, unto Trustee and its successors and assigns, forever, subject, however, to the absolute assignment of Leases and Rents contained herein; and Trustor does hereby bind itself and its successors and assigns, to specially warrant and forever defend the Property unto such Trustee, its successors, substitutes and assigns, against all persons whomsoever claiming, including all rights and benefits hereunder by virtue of the homestead exemption laws of the State in which the Real Property and/or the Improvements are located (which rights and benefits are hereby expressly released and waived), for the uses and purposes herein set forth.

          Trustor makes the foregoing grant to Trustee to hold the Property in trust for the benefit of Beneficiary and for the purposes and upon the terms and conditions hereinafter set forth. Trustor does hereby empower Beneficiary, its agents and attorneys, to collect, sue for, settle, compromise and give acquittance for all such rents, issues, profits and proceeds.

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          1.02.    This Deed of Trust is for the purpose of securing:

          1.02.1. Performance of each and every term, covenant and condition incorporated by reference or contained herein;

          1.02.2. Payment of the indebtedness evidenced by that certain Promissory Note (the "Term Note") dated the date hereof, from Trustor and Mountaineer Park, Inc., a West Virginia corporation ("Mountaineer"), as makers, to Beneficiary, as payee, in the original principal amount of Twenty Seven Million Eight Hundred Sixty Five Thousand and 00/100 Dollars ($27,865,000.00), or so much thereof as shall have been advanced and remain outstanding from time to time, and any extension, modification or renewal thereof, evidencing the loan from Beneficiary to Trustor and Mountaineer (the "Term Loan").

          1.02.3. Payment of the indebtedness evidenced by a certain Promissory Note (the "Line Note") dated the date hereof, from Trustor and Mountaineer, as makers, to Beneficiary, as payee, in the original principal amount of Ten Million Three Hundred Seventy Six Thousand Five Hundred and 00/100 Dollars, or so much thereof as shall have been advanced and remain outstanding from time to time and any extension, modification or renewal thereof, evidencing the loan from Beneficiary to Trustor and Mountaineer (the "Line Loan").

          1.02.4. Payment of the indebtedness evidenced by a certain Promissory Note (the "Construction Note") dated the date hereof, from Trustor and Mountaineer, as makers to Beneficiary, as payee, in the original principal amount of One Million Seven Hundred Thousand and 00/100 Dollars, and any extension, modification or renewal thereof, evidencing the loan from Beneficiary to Trustor and Mountaineer (the "Construction Loan").

          1.02.5. The Term Note, Line Note and Construction Note are hereinafter collectively referred to as the "NOTE". The Term Loan, Line Loan and Construction Loan are hereinafter collectively referred to as the "LOAN".

          1.02.6. Payment and performance of each and every term, covenant and condition required to be paid or performed by Trustor and/or Mountaineer under a certain Third Amended and Restated Term Loan Agreement dated as of the date hereof between Beneficiary, as lender, and Trustor and Mountaineer, as borrowers, (as modified from time to time the "LOAN AGREEMENT");

          1.02.7. Performance of each and every other instrument and agreement securing payment of the Note or executed in connection therewith, including, without limitation the Cheyenne Deed of Trust, the West Virginia Deed of Trust and the General Security Agreement (each as defined in the Loan Agreement), as any of the foregoing documents may be amended or otherwise modified from time to time (the Note, the Loan Agreement and such other instruments and agreements being hereinafter referred to collectively as the "LOAN DOCUMENTS"); and

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          1.02.8   Payment of such additional sums as may hereafter be
advanced pursuant to this Deed of Trust, the Loan Agreement, or any other Loan Document for the account of Trustor or Mountaineer, or their respective assigns by Beneficiary, with interest thereon as provided herein or in the applicable Loan Document.

          1.03. Trustor acknowledges and agrees: (i) that this Deed of Trust shall constitute a Security Agreement within the meaning of the Nevada Uniform Commercial Code (the "CODE") with respect to all sums on deposit with Beneficiary ("DEPOSITS") and with respect to any property included in the definition herein of the words "Property" which property may not be deemed to form a part of the real estate described in EXHIBIT A or may not constitute a "fixture" (within the meaning of NRS 104.9313 of the Code), and all replacements of such property, and the proceeds thereof (said property, replacements, substitutions, additions and the proceeds thereof being sometimes herein collectively referred to as the "COLLATERAL"); (ii) that a security interest in and to the Collateral and the Deposits is hereby granted to Beneficiary; and (iii) that the Deposits and all of Trustor's rights, title and interest therein are hereby pledged and assigned to Beneficiary; all to secure payment of the indebtedness evidenced by the Note and to secure performance by Trustor of the terms, covenants and provisions contained in this Deed of Trust. In addition to the foregoing, the lien and security interest hereof will automatically attach without further act to all after-acquired Collateral.

          1.04. To the extent permitted by law, with respect to all of the goods and personal property described herein which are or are to become fixtures on the Real Property described in EXHIBIT A attached hereto and/or the Improvements, this instrument, upon recording in the real estate records of the proper office shall constitute a "FIXTURE FILING" within the meaning of NRS 104.9402(6) and NRS 104.9313 of the Code. Trustor is the record owner of the land described in EXHIBIT A attached hereto. The address of Beneficiary set forth in the opening paragraph of this Deed of Trust is the address of the secured party from which information concerning the security interest granted to Beneficiary may be obtained.

                                     SECTION 2

REPRESENTATIONS, WARRANTIES AND COVENANTS OF TRUSTOR

          2.01.    Trustor represents and warrants that:

          2.01.1. Trustor has full, complete and marketable fee simple title to the Property, subject only to the title encumbrances specified in the title insurance policy issued to and approved by Beneficiary concurrently with the execution and delivery of this Deed of Trust (the "Permitted Encumbrances").

          2.01.2. This Deed of Trust is and will remain a valid and enforceable first lien on the Property, subject only to the Permitted Encumbrances.

          2.01.3. Trustor has not performed any act and is not bound by any instrument which would prevent Beneficiary from enforcing any of the Loan Documents including the Note and this Deed of Trust.

          2.01.4. Trustor has all requisite power and corporate authority to own and operate the Property, and, subject to Section 2.15 hereof, will use its best efforts to obtain as promptly as possible after the date hereof and maintain in full force and effect, all licenses, certificates, approvals, permits and authorizations necessary to own, use, occupy and operate its properties and businesses as currently operated and conducted or proposed to be operated and conducted.

          2.01.5. The Loan Documents (including the Note and this Deed of Trust) and the transactions in connection with which the Note was given are valid and binding obligations of the parties thereto, enforceable in accordance with their terms.

          2.01.6. Except as set forth in the survey dated as of the 3rd day of March, 1998 (the "Survey") delivered to Beneficiary concurrently herewith, the Real Property is accessible by way of abutting public streets or to public streets over properly granted or dedicated private rights-of-way.

          2.01.7. Except as indicated by the Permitted Encumbrances and the Survey, no person or entity other than Trustor, its management company, lessee of the casino and hotel guests has any right to occupy any portion of the Property.

          2.01.8. The Leases and Rents are subject to no encumbrances of any kind except for this Deed of Trust.

          2.01.9. To Trustor's best knowledge, neither Trustor nor to Trustor's knowledge the Property (i) is in violation of or in default under any applicable laws or regulations; (ii) is in violation of or in default under any order, writ, injunction, demand or decree of any court or any person or entity; and (iii) is in violation of or in default under any indenture, agreement or other instrument, except to the extent that the pre-existing franchise agreement (the "Pre-Existing Days Inn Franchise Agreement") dated _____________ between Cheyenne Hotel Casino, Inc. and Days Inn of America, Inc. remains in effect with respect to the Property and is in default.

          2.01.10. To the best of Trustor's knowledge, the Real Property and the Improvements have been issued all required certificates of occupancy, if any, and Trustor has received no written notice that such certificates of occupancy, if any, have been suspended or revoked.

          2.01.11. Trustor has not granted any option, right of first refusal and/or right of first offer pursuant to which any other party could acquire any right to purchase or lease any interest in the Real Property and/or the Improvements.

          2.01.12. There are no management agreements affecting the Real Property or any portion thereof, except to the extent any third party management agreements for the Property exist with the prior owner, all of which shall be terminated upon execution of this Deed of Trust.

          2.01.13. To Trustor's best knowledge, there are no actions, suits or proceedings pending against Trustor and/or the Property, at law or in equity, or by any person or entity, including without limitation, any federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

          2.02. Trustor shall complete and maintain in a good and workmanlike manner any building or other improvements which are being or in the future may be constructed on the Property and pay when due all claims for labor performed and materials furnished therefor. Trustor shall comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, easements and agreements pertaining to the Property or Trustor's use thereof. Trustor shall not commit, suffer or permit any act to be done in or upon the Property in violation of law.

          2.03. Trustor shall not initiate or acquiesce in any change in any zoning or other land use classification now or hereafter in effect and affecting the Property or any part thereof, nor shall Trustor otherwise change or attempt to change the use of the Property or any portion thereof without in each case obtaining Beneficiary's prior written consent thereto, PROVIDED, HOWEVER, that Beneficiary shall not unreasonably withhold its consent to an application by Grantor for a change in zoning to the extent that such application will enhance the ability of Trustor to operate the Property for gaming purposes or will otherwise improve the operations of the Property as a hotel.

          2.04. Trustor shall not commit or permit waste on the Property and will keep and maintain or cause to be kept and maintained at its own expense the Property in a first-class condition and state of repair (the term first-class condition and state of repair shall be deemed to be a condition and state of repair equal to or better than the existing condition and state of repair of the Property).

          2.05. Trustor shall not permit any building, structure, fixture or other improvement to be erected, removed, demolished, or materially changed or altered without the prior written consent of Beneficiary. Trustor will not remove or permit the removal of any of the personal property or any part thereof (including renewals, replacements and other after acquired property) from the Real Property and/or the Improvements without the prior written consent of Beneficiary; PROVIDED, HOWEVER, that, no consent shall be required to replace obsolete and worn out articles concurrently with the replacement or renewal thereof with property of at least equal value and of equal usefulness in the operation of the Real Property and/or the Improvements. Trustor will promptly notify Beneficiary of any fire or other casualty causing damage to the Property. Trustor will promptly and in good and workmanlike manner repair and restore any improvement which may be damaged or destroyed to the condition existing immediately prior to such damage or destruction. Trustor will promptly replace any lost, stolen, damaged or destroyed personal property.

          2.06. Trustor shall pay and discharge (i) Beneficiary's legal fees and disbursements in connection with the preparation, execution and delivery of this Deed of Trust and any of the other Loan Documents and the consummation of the transactions contemplated herein and therein as more particularly set forth in Sections 5.01, 5.03 and 10.04 of the Loan Agreement
(ii) except as may be expressly limited in Section 10.04 of the Loan Agreement, Beneficiary's and Trustee's fees and expenses in connection with its performance of due diligence, including fees and expenses incurred by Beneficiary with respect to third-party providers of due diligence reports,
(iii) Beneficiary's title insurance premium, fees and expenses and the cost of affirmative insurance and endorsements, (iv) all costs to record documents and instruments required by this Deed of Trust and the other Loan Documents, and all mortgage, documentary, recording and other similar taxes and expenses relating to the Note, this Deed of Trust and any of the other Loan Documents, and (v) Trustee's fees and expenses in connection with its obligations hereunder (including Trustee's fees and expenses in connection with a sale of the Property, whether completed or not), which amounts shall become due upon demand by either Beneficiary or Trustee

          2.07. Trustor shall pay when due, all taxes, impositions, assessments, levies, utility fees and all other fees and charges of every kind and nature, whether of a like or different nature, imposed upon or assessed against or which may become a lien on the Property, or any part thereof, or arising from, by reason of or in connection with, the use thereof or this Deed of Trust. In addition, Trustor shall file all required tax forms with the appropriate governmental authorities on or before the day on which they become due. Trustor will promptly deliver to Beneficiary receipts evidencing payment of taxes, impositions, assessments, levies, utility fees and all other fees and charges as required in the Loan Agreement.
Beneficiary may require Trustor to obtain and pay for a tax service satisfactory to Beneficiary in order to assure Beneficiary such taxes are paid.

          2.08. If any suit, action, arbitration, or other proceeding shall be instituted for any purpose affecting the Property, any portion thereof, any interest therein, title thereto or this Deed of Trust, or should Trustor receive any notice from any governmental agency relating to the structure, use or occupancy of the Property, Trustor shall immediately upon service thereof but in any event not later than five (5) business days after service of process with respect thereto, or the obtaining of knowledge thereof, deliver to Beneficiary true copies of each notice, petition, summons, complaint, notice of motion, order to show cause, and all other process, pleadings and papers, however designated, served in any action or proceeding. Immediately upon becoming aware of any development or other information which may materially and adversely affect the business, prospects, profits or condition (financial or otherwise) of Trustor or the Property or the ability of Trustor to perform the obligations secured hereby, Trustor shall promptly and in writing notify Beneficiary of the nature of such development or information and such anticipated effect.

          2.09. Trustor promises and agrees that if during the existence of this Deed of Trust there be commenced or pending any suit, action, arbitration, or other proceeding for any purpose affecting the Property, any portion thereof, any interest therein, title thereto or this Deed of Trust, or if any adverse claim for or against said Property, or any portion thereof, any interest therein, title thereto or this Deed of Trust, be made or asserted, Trustor shall appear in and defend any such proceeding and will pay all costs and damages arising because of such proceeding. Beneficiary may elect to appear in any such proceeding in its discretion. If Beneficiary elects to appear in any such action or proceeding, Beneficiary shall have the right to retain counsel of its choice. Trustor shall be solely responsible for any and all expenses and costs, including the reasonable fees of counsel retained by Beneficiary, which are incurred pursuant to this section. If Beneficiary elects to appear in any action or proceeding, Trustor agrees to indemnify Beneficiary against, release Beneficiary from, and hold Beneficiary harmless from any damages, liability, costs, expenses, litigation, or claims incurred in or in connection with such action or appearance, except as a result of Beneficiary's gross negligence or willful misconduct.

          2.10. Trustor shall not permit or suffer the filing of any mechanics', materialmen's, or other liens against the Property, any part thereof, any interest therein, or the revenue, rents, issues, income and profits arising therefrom. If any such lien shall be filed against the Property, any part thereof, or any interest therein, Trustor agrees to bond or discharge the same of record within thirty (30) days after the same shall have been filed.

          2.11. Trustor shall take any and all actions which may be necessary to prevent any third parties from acquiring any prescriptive easement upon, over or across any part of the Property, or from acquiring any rights whatsoever to or against the Property by virtue of adverse possession.

          2.12. Trustor shall not enter into any Lease (or amendment thereof) for all or any portion of the Property without the prior written consent of Beneficiary. All such Leases shall be on a lease form satisfactory to Beneficiary, and shall be on terms and conditions and with a tenant satisfactory to Beneficiary, which consent shall not be unreasonably withheld if Trustor enters into a Lease with a duly licensed and reputable casino operator reasonably satisfactory to Beneficiary. Trustor shall pay on demand all costs of Beneficiary (including, attorneys' fees and costs) in connection with any review and/or approval pursuant to this Section 2.12,
Section 2.13 and Section 2.14.

          2.13. Trustor shall not without Beneficiary's prior written consent (i) enter into any assignment or pledge or agreement to assign or pledge any of Trustor's interest in the Leases and Rents; (ii) accept any payment of any installment of Rents more than thirty (30) days before the due date thereof, excluding reasonable security deposits and payment of last month's rent; (iii) except as otherwise expressly provided hereinabove or in the Loan Agreement, enter into any Lease or management agreement for all or any portion of the Property;
(iv) make any Lease or other contract for goods and/or services with any entity that is a successor, affiliate or subsidiary of Trustor, other than the "Approved Management Agreement" (as defined in the Loan Agreement); or
(v) amend, modify or waive any rights under any Lease, the Approved Management Agreement or any other or management agreement. Trustor shall promptly advise Beneficiary in writing of the giving of any notice by the lessee under any Lease. Trustor shall execute and deliver, on request of Beneficiary, such instruments as Beneficiary may deem useful or required to permit Beneficiary to cure any default under any of the foregoing or permit Beneficiary to take such other actions as Beneficiary considers desirable to cure or remedy the matter in default and preserve the interest of Beneficiary in such agreements and the Property.

          2.14. Trustor shall at its sole cost and expense enforce, short of termination thereof, the performance of all terms, covenants and conditions of the Leases to be performed by the lessees thereunder. Trustor shall appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the Leases or the obligations, duties or liabilities of Trustor or of any tenants thereunder.

          2.15. Trustor shall at all times, be in compliance with any and all approvals, licenses and permits required to be obtained pursuant to Nevada law; provided, however that to the extent that any such approval, license or permit is not in place solely by reason of the acts or omission of Cheyenne Hotel Casino, Inc., Trustor shall use its best efforts to obtain, or cause to be obtained, at Trustor's sole cost and expense, such approval, license or permit. Nothing in the Note, this Deed of Trust or in any of the other Loan Documents shall be construed to obligate Trustor to obtain from the State of Nevada licenses or permits to conduct gaming on the Real Property, but all gaming activities coducted on any portion of the Real Property shall be condcuted in accordance with applicable law.

          2.16. Nothing in the Note, this Deed of Trust or in any of the other Loan Documents, shall be construed to obligate Beneficiary, expressly or by implication, to perform any of the covenants of landlord under any Leases or to pay any sum or money or damages therein provided to be paid by the landlord each and all of which covenants and payments Trustor agrees to perform and pay or cause to be performed and paid.

          2.17. To the extent not provided by applicable law, all future Leases shall provide that, in the event of the enforcement by Trustee or Beneficiary of the remedies provided for by law or by this Deed of Trust, the tenant thereunder shall, if requested by Beneficiary or by any person succeeding to the interest of Trustor as the result of said enforcement, automatically become the tenant of any such successor-in-interest, without any change in the terms or other provisions of such Lease; PROVIDED, HOWEVER, that said successor-in-interest shall not be bound by (i) any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by tenant of its obligations under said Lease not in excess of an amount equal to one (1) month's rental, (ii) any amendment or modification in such Lease made without the consent of Beneficiary or any successor-in-interest; or (iii) any prior acts and/or omissions in violation of any of the terms, covenants and conditions contained in the Lease.

          2.18. The lessee under the Leases may and shall rely upon the receipt of any notice from Beneficiary that Trustor is in default thereunder and thereafter Beneficiary, or Beneficiary's designee, shall be paid all rents due under the Leases until the lessees thereunder are notified otherwise in writing by Beneficiary or until directed otherwise by a final judgment of a court of competent jurisdiction. All amounts collected hereunder, after deducting the expenses of operating the Property and after deducting the expenses of collection and all other expenses incurred hereunder, including attorneys' fees, shall be applied in such manner as Beneficiary may elect in its sole and absolute discretion. Trustor shall cause to be included as terms in all Leases hereafter executed or renewed the provisions of the first sentence of this Section 2.18, and shall further cause the refusal of any lessee under any such Lease to pay all rents due under the Leases to Beneficiary as aforesaid to be a breach of such Lease by the lessee thereof. Nothing herein shall be deemed to impose on Beneficiary any obligation to operate or maintain the Property or to enforce any Lease. Notwithstanding the conveyance or transfer of title to any or all of the Property to any lessee under any of the Leases, the lessee's leasehold estate under such Lease shall not merge into the fee estate and the lessee shall remain obligated under such lease as assigned by this Deed of Trust.

          2.19. All lessees under the Leases shall agree that the Leases are and shall be subordinate hereto and that upon any sale or deed in lieu of sale hereunder such lessees shall attorn to the purchaser or grantee, as the case may be, and recognize the same as lessor under the Leases as fully as if such purchaser or grantee had been named as lessor under the Leases, but without any claim or offset against such purchaser or grantee for any liability of any previous lessor. Such lessees shall, from time to time during the term hereof, within ten (10) days after demand therefor by Beneficiary, execute and deliver to Beneficiary, or any party designated by Beneficiary, a certificate in recordable form certifying that attached thereto is a true and correct copy of such lessee's Lease, the term of such Lease, the date to which all rentals and other charges have been paid, the amount of any security deposit, that no rent has been prepaid or discounted, that such Lease is in full force and effect, and that no defaults have occurred thereunder (or specifying the nature of such defaults), together with such other information with respect to such Lease and/or lessee as Beneficiary may reasonably request.

          2.20. Trustor will pay all amounts required to be paid under the Note, as and when required under the terms of the Note, and Trustor will comply with all terms and conditions of the Loan Agreement within the time periods specified in the Loan Agreement for such compliance.

          2.21. Trustor agrees at any time and from time to time during the term hereof and within ten (10) days after demand therefor from Beneficiary, to execute and deliver to Beneficiary, or any party designated by Beneficiary, a certificate in recordable form certifying the amount then due pursuant to this Deed of Trust and the obligations secured hereby, the terms of payment thereof, the dates to which payments have been paid, that this Deed of Trust and all instruments and obligations secured hereby are in full force and effect and that there are no defenses or offsets thereto, or specifying in what regards this Deed of Trust or such obligations are not in full force and effect and the nature of any defense or offsets thereto, together with such other information as Beneficiary may request.

          2.22. Notwithstanding anything in this Deed of Trust to the contrary, and except to the extent expressly permitted under the terms of the Loan Agreement, Trustor shall not enter into leases, conditional sale agreements and/or security agreements relating to fixtures, trade fixtures, furniture, furnishings and equipment without the prior written consent of Beneficiary.

          2.23. Trustor will enforce the covenants, agreements, terms and conditions to be performed by any other parties to any agreements, bonds, leases, licenses, rental agreements, geological surveys, plans and specifications, documents, chattel paper, instruments, and other contracts and policies of insurance encumbered hereby in accordance with their terms and will not enter into, modify or amend or permit the modification or amendment thereof and will not cancel, surrender, fail to renew or permit the cancellation, surrender or failure to renew of any of the foregoing without, in each case, the prior written consent of Beneficiary.

          2.24. Trustor shall execute, acknowledge and deliver to Beneficiary, and, if applicable, cause to be recorded or filed at Trustor's cost and expense, any and all such mortgages, assignments, transfers, assurances, financing statements and other instruments and documents and do such acts as Beneficiary shall from time to time require for the better perfecting, assuring, conveying, assigning, transferring and confirming unto Beneficiary the Property and rights herein conveyed or assigned or intended now or hereafter so to be. Unless prohibited by law, Trustor hereby authorizes Beneficiary to execute and file any such financing statements or continuation statements on Trustor's behalf. The parties agree that this Deed of Trust shall constitute a security agreement under the Code and that a carbon, photographic or other reproduction of this Deed of Trust or of a financing statement shall be sufficient as a financing statement. Trustor shall not change its name, identity or corporate structure from and after the date hereof without notifying Beneficiary at least sixty (60) days in advance.

          2.25. Trustor shall procure, pay for and maintain and shall not transfer, assign or pledge or agree to transfer, assign or pledge any of Trustor's interest in the permits, licenses and other authorizations required by any law, rule or regulation to be procured and/or maintained by Trustor, and for the lawful and proper operation and maintenance of the Property, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Real Property as a hotel and any applicable liquor license.

          2.26. Except as expressly permitted pursuant to the Loan Agreement, Trustor shall not further encumber, create, assume, suffer to exist, alienate, hypothecate or grant a security interest in or grant a lien, charge or any other interest whatsoever in or with respect to the Property (whether superior or inferior to the liens of this Deed of Trust and the other documents executed in connection herewith) in favor of any person or entity.

          2.27.    [Intentionally Deleted].

          2.28. All contracts and licenses entered into by Trustor or on behalf of Trustor that relate to the Property are and shall be subordinate hereto.

          2.29. If, at any time or times, regardless of the existence of a default (except with respect to clauses (iii) and (iv) below, which shall be subject to a default having occurred) Beneficiary shall employ counsel or other advisors for advice or other representation or shall incur legal or other costs and expenses in connection with:

                   (i) any amendment, modification or waiver, or consent with respect to, any of the Loan Documents (unless or except to the extent such amendment, modification, waiver or consent is being made at Beneficiary's request and for Beneficiary's benefit);

                   (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Beneficiary, Trustor or any other party) in any way relating to the Property, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith, unless Trustor prevails against Beneficiary therein;

                   (iii) any attempt to enforce any rights of Beneficiary against Trustor, or any other party, that may be obligated to Beneficiary by virtue of any of the Loan Documents, unless Trustor prevails against Beneficiary therein;

                   (iv) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the Property; or

                   (v) any exercise of remedies, collection of amounts due under any of the Loan Documents, or protection of the security for the obligations, or the enforcement of any covenant or agreement by Trustor, under the Note or any of the other Loan Documents, unless Trustor prevails against therein;

then, and in each and any such event, the attorneys' and other parties' fees actually and necessarily arising from such services, including those of any trial court proceedings, appellate proceedings, bankruptcy proceedings, arbitration proceedings and mediation proceedings and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable, on demand, by Trustor to Beneficiary and shall be additional obligations of Trustor secured by this Deed of Trust and all of the other Loan Documents.

          2.30. Trustor will not conceal from creditors any of its assets and will not participate in the concealing of assets of any other person or entity.

          2.31. Trustor is not insolvent and the consummation of the transactions contemplated by this Deed of Trust and any of the other Loan Documents will not render Trustor insolvent.

                                     SECTION 3

CASUALTY, CONDEMNATION AND INSURANCE

          3.01. Until the Loan has been fully satisfied, Trustor shall obtain, or cause to be obtained, and shall maintain or cause to be maintained with respect to the Property, at their own cost and expense, and shall deposit with Beneficiary on or before the Closing Date the following (unless otherwise indicated):

                   (a) PROPERTY INSURANCE. To the extent the Property is improved, Trustor shall maintain an "All Risk," including flood, perils policy covering the building and improvements, and any other permanent structures for one hundred percent (100%) of the replacement cost. Upon the request of Beneficiary replacement cost for insurance purposes will be established by an independent appraiser selected by Beneficiary. The policy will include Agreed Amount (waiving co-insurance), Replacement Cost Valuation and Building Ordinance endorsements. The policy will include a standard Beneficiary clause (ISO form or equivalent) and provide that all losses in excess of Five Hundred Thousand Dollars ($500,000) be adjusted with Beneficiary.

                   (b) PERSONAL PROPERTY. (including machinery, equipment, furniture, fixtures, stock.) Trustor shall maintain "All Risk" property coverage for all personal property owned, leased or for which Trustor's are legally liable (to the extent such personal property exists).

                   The policy(ies) providing real and personal property coverages may include a deductible of no more than Ten Thousand Dollars ($10,000) for any single occurrence. Flood and Earthquake deductibles can be no more than One Hundred Thousand Dollars ($100,000), if a separate deductible applies.

                   (c) Rental loss and/or business interruption insurance in an amount equal to the greater of (A) estimated annual gross revenues for twelve (12) months from the operation of the Real Property or (B) the projected operating expenses (including debt service) for twelve (12) months for the maintenance and operation of the Real Property. The amount of such insurance shall be increased from time to time during the term of this Deed of Trust as and when the estimate of (or the actual) gross revenue or operating expenses, as may be applicable, increases.

                   (d) CRIME INSURANCE. To the extent Trustor maintains a business on the Property, Trustor shall, within ninety (90) days from the date hereof, obtain and at all times thereafter maintain a comprehensive crime policy, including the following coverages:

                        (i) Employee Dishonesty - One Million Dollars ($1,000,000);

                        (ii) Money and Securities - (inside) - Five Hundred Thousand Dollars ($500,000);

                        (iii) Money and Securities - (outside) - Five Hundred Thousand Dollars ($500,000);

                        (iv) Depositor's Forgery - One Million Dollars ($1,000,000);

                        (v)    Computer Fraud - One Million Dollars
                               ($1,000,000).

                   The policy may contain deductibles of no greater than One Hundred Thousand Dollars ($100,000) for Employee Dishonesty and Fifty Thousand Dollars ($50,000) for all other coverages listed above.

                   (e) COMMERCIAL GENERAL LIABILITY (1993 FORM OR EQUIVALENT). Trustor shall maintain a Commercial General Liability policy with a One Million Dollar ($1,000,000) combined single limit for bodily injury and property damage, including Contractual Liability, and all standard policy form extensions. The policy must provide Two Million Dollar ($2,000,000) general aggregate (per location, if multi-location risk) and be written on an "occurrence form". If the general liability policy contains a self-insured retention, it shall be no greater than Ten Thousand Dollars ($10,000) per occurrence, with an aggregate retention of no more than One Hundred Thousand Dollars ($100,000).

                   The policy shall be endorsed to include Beneficiary as an additional insured. Definition of additional insured shall include all officers, directors, employees, agents and representatives of the additional insured. The coverage for the additional insured shall apply on a primary basis irrespective of any other insurance whether collectible or not.

                   (f) AUTOMOBILE. To the extent Trustor owns any automobiles, Trustor shall within ninety (90) days from the date hereof, obtain and at all times thereafter maintain a comprehensive Automobile Liability Insurance Policy written under coverage "symbol 1," providing a One Million Dollar ($1,000,000) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of the Trustor. If a policy contains a self-insured retention it shall be no greater than Ten Thousand Dollars ($10,000) per occurrence, with an aggregate retention of no more than One Hundred Thousand Dollars ($100,000).

                   (g) WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE. To the extent Trustor employs any employees, Trustor shall within ninety (90) days from the date hereof, obtain and at all times thereafter maintain standard Workers Compensation Policy, as required by law.

                   (h) UMBRELLA LIABILITY. An Umbrella Liability policy shall be purchased with a limit of not less than Twenty-Five Million Dollars ($25,000,000) providing excess coverage over all limits and coverages indicated in paragraphs (e), (f) and (g) above (to the extent Trustor owns no automobiles and employs no employees then Trustor shall maintain such excess coverage with respect to (e)). The limits can be obtained by a combination of Primary and Excess Umbrella polices, provided that all layers follow form with the underlying policies indicated in (e), (f) and (g) and are written on an "occurrence" form. This policy shall be endorsed to include the Beneficiary as an additional insured, as defined under paragraph (e) above.

                   If Trustor's general liability and automobile policies include a self-insured retention, it is agreed and fully understood that Trustor is solely responsible for payment of all amounts due within said self-insured retentions. Any Indemnification/Hold Harmless provision is extended to cover all liabilities associated with said self-insured retentions.

                          (i) All policies indicated above shall be written with insurance companies licensed and admitted to do business in the State of Nevada and rated no lower than "AVIII" in the most recent edition of A. M. Best and "AA" in the most recent edition of Standard & Poor's, or such other carrier reasonably acceptable to Beneficiary. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Beneficiary shall receive thirty
                   (30) days prior written notice thereof.

                   All policies providing property (first party) coverages under this agreement shall provide that any loss be payable to Beneficiary notwithstanding (i) any act or negligence by Trustor or any lessee or other occupant of the Property which might otherwise result in forfeiture of said insurance, (ii) use of all or any portion of the Property for purposes more hazardous than permitted by such policy, (iii) any sale or other proceeding pursuant hereto, or (iv) any change in title to or ownership of the Property or any portion thereof.

                   Trustor shall be furnished with a Certificate of Insurance executed by an authorized agent evidencing compliance with all insurance provisions above on an annual basis. Certificates of Insurance executed by an authorized agent of each carrier providing insurance evidencing continuation of all coverages will be provided on the Closing Date and thirty
(30) days prior to the expiration of each policy. All certificates and other notices related to the insurance program shall be delivered to Beneficiary concurrently with the delivery of such certificates or notices to Trustor.

                   Trustor shall obtain and maintain any other insurance reasonably requested by Beneficiary in such amounts and covering such risks as may be reasonably required by Beneficiary.

          3.02. Trustor shall immediately notify Beneficiary of the pendency of any proceedings for the condemnation of the Property, any part thereof, or any interest therein upon obtaining knowledge of the institution of the pendency of such proceedings. Beneficiary may, but shall not be required to, participate in any such proceedings and Trustor from time to time will deliver to Beneficiary all instruments requested by it to permit such participation. Trustor shall pay all of Beneficiary's costs and expenses, including attorneys' fees, incurred in any such proceedings. In the event of such condemnation proceedings, any award or compensation shall be paid to Beneficiary and shall be applied, after payment of all costs and expenses of Beneficiary or Trustee incurred in collecting the same, in such manner as Beneficiary elects in its sole and absolute discretion, without regard to whether or not its security hereunder has been impaired. For the purposes hereof, any proceeding to acquire any interest in or affecting the value of the Property, or seeking damages therefor, including severance or change of grade, whether by court action or purchase in lieu thereof, shall be deemed a proceeding for condemnation and any award for inverse condemnation shall be deemed condemnation proceeds.

          3.03. Notwithstanding any provision in this Deed of Trust to the contrary but subject to Section 3.04 below, Beneficiary may, in its sole and absolute discretion, whether or not its security hereunder has been impaired, and notwithstanding any other provision hereof, direct that any casualty insurance or condemnation proceeds, or any portion thereof, remaining after payment of all costs and expenses of Beneficiary or Trustee in collecting the same ("NET PROCEEDS"), be paid, in such manner as Beneficiary elects, including to apply the Net Proceeds to any and all amounts due hereunder or under any of the other Loan Documents without regard to whether or not its security hereunder has been impaired. If Beneficiary elects to apply all or any portion of the Net Proceeds for the restoration and repair of the improvements and/or personal property, then such Net Proceeds shall be disbursed by Beneficiary pursuant to such disbursement procedures as Beneficiary may provide, in its sole and absolute discretion. The amount of such proceeds used toward payment of the cost of repair or restoration that is released to Trustor shall not be deemed a payment of any indebtedness or obligation secured hereby and shall be disbursed to Trustor pursuant to such disbursement procedures as Beneficiary may provide, in its sole and absolute discretion, to ensure the full, prompt and lien-free completion of such restoration, repair or alteration

          3.04. Notwithstanding the foregoing provisions of Section 3.03, provided no Event of Default which remains uncured has occurred with respect to the Loan, and provided, that, the restoration costs for damage due to an insured casualty is $250,000.00 or less, any Net Proceeds in respect of casualty insurance shall, at the request of the Trustor made in writing to the Beneficiary, be disbursed by the Beneficiary to Trustor, in accordance the conditions of Beneficiary's construction provisions contained in the Loan Agreement (or, if there are none, in accordance with customary construction loan disbursement procedures), for the payment (or reimbursement) of necessary costs actually incurred by Trustor in the restoration or replacement of the Improvements or the Personalty, under the following conditions:

                   (a) Prior to the commencement of the restoration or replacement of the Improvements or the Personalty, other than such work as may be reasonably necessary to protect the same from further damage, the Beneficiary shall have approved the Plans and Specifications for such restoration or replacement, which approval shall not be unreasonably withheld, delayed or conditioned;

                   (b) In the event the Net Proceeds are not sufficient, in the reasonable judgment of the Beneficiary, for the purpose of accomplishing the restoration or replacement of the Improvements or the Personalty in accordance with the Plans and Specifications aforesaid, Trustor shall provide evidence reasonably satisfactory to the Beneficiary of the availability of additional funds for the purpose of accomplishing the restoration or replacement of the Improvements or the Personalty and such additional funds shall be expended for that purpose before the Beneficiary shall have any obligation to disburse insurance proceeds; and

                   (c) Each request for an advance of the Net Proceeds shall be made to the Beneficiary at least two (2) business days prior to the date upon which such advance is sought and shall be accompanied by evidence reasonably satisfactory to the Beneficiary to the effect that (i) all work then completed has been performed substantially in accordance with the Plans and Specifications aforesaid and in accordance with all applicable building codes and similar governmental requirements; (i) the amount requested to be advanced is required for payments due to the contractor responsible for the work, or to subcontractors, materialmen, laborers, engineers, architects or to other persons responsible for services, labor or materials in connection with the restoration or replacement of the Improvements or the Personalty, or for third party fees or the like necessarily incurred in connection with the same; (ii) all governmental permits and consents required for the performance of the work have been obtained and are in full force and effect; (iii) funds remaining available to Trustor and the Beneficiary for the purpose of accomplishing the restoration or replacement of the Improvements or the Personalty are sufficient for that purpose; and (iv) there has not been filed with respect the Property any mechanic's or similar lien, or notice of intention to file the same, which has not been dismissed, bonded or satisfied of record.

                                     SECTION 4

TRANSFERS, ETC.

          4.01 Trustor shall not, directly or indirectly, sell, transfer, assign, mortgage, pledge, hypothecate or encumber, including the granting of any option to mortgage, pledge, hypothecate or encumber, whether voluntary or involuntary, by agreement, operation of law or otherwise, of the whole or any portion of Trustor's right, title or interest in and to the Collateral, the Property or Trustor, or any portion thereof or any right or interest therein, without the prior written consent of Beneficiary.

                                     SECTION 5

TRUSTEE AND BENEFICIARY'S RIGHTS

          5.01. The waiver or release by Beneficiary or Trustee of any default or of any of the provisions, covenants and conditions hereof on the part of Trustor to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision, covenant or condition contained herein. The subsequent acceptance of any sum in payment of any indebtedness secured hereby or any other payment hereunder by Trustor to Beneficiary or Trustee shall not be construed to be a waiver or release of any preceding breach by Trustor of any provision, covenant or condition of this Deed of Trust other than the failure of Trustor to pay the particular sum so accepted, regardless of Beneficiary's or Trustee's knowledge of such preceding breach at the time of acceptance of such payment.
 No payment by Trustor or receipt by Beneficiary of a lesser amount than the amount therein provided shall be deemed to be other than on account of the earliest sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Beneficiary may accept any check or payment without prejudice to Beneficiary's right to recover the balance of such sum or pursue any other remedy provided in this Deed of Trust. The consent by Beneficiary or Trustee to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

          5.02. Beneficiary shall be subrogated to the lien of any and all prior encumbrances, liens, or charges paid or discharged from the proceeds of the Note, and even though said prior liens may have been released of record, the repayment of the Note shall be secured by such liens on the portions of the Property affected thereby to the extent of such payments. In consideration of the advances made to Trustor, Trustor hereby waives and releases all demands and causes of action for offsets, payments and rentals to, and in connection with said prior indebtedness.

          5.03. Notwithstanding the right otherwise provided to Trustor to collect rent and other payments pursuant to any Leases while Trustor is not in default under the Note, this Deed of Trust or any other Loan Document, if there is filed any petition in bankruptcy by or against any lessee under any of the Leases or there is appointed a receiver or trustee to take possession of all or a substantial portion of the assets of such lessee or there is a general assignment by such lessee for the benefit of creditors, or any action is taken by or against such lessee under any state or federal insolvency law or bankruptcy act, or any similar law now or hereafter in effect, Beneficiary is appointed a creditor of such lessee and is entitled to recover on any claim or right of recovery that Trustor may have against such lessee or its receiver or trustee; PROVIDED, HOWEVER, that Beneficiary shall not be obligated to pursue any such claim or right of recovery. Beneficiary may apply any such recovery against any obligation secured hereby in such manner as it may deem desirable, in its sole and absolute discretion.

          5.04. Beneficiary may, upon not less than one (1) business day advance notice, make or cause to be made reasonable entries upon and inspection of the Property, provided however, Beneficiary shall use reasonable efforts not to interfere with any use or enjoyment of the guests, occupants or visitors of the Property.

          5.05. Beneficiary may, at any time, by instrument in writing, appoint a successor or successors to Trustee named herein or acting hereunder, which instrument, executed and acknowledged by Beneficiary, and recorded in the Office of the County Recorder, Clark County, Nevada, shall be conclusive proof of the proper substitution of such successor trustee, who shall have all the estate, powers, duties and trusts in the premises vested in or conferred on the original trustee. If there be more than one trustee, either may act alone and execute these trusts upon the request of Beneficiary and his acts shall be deemed to be the acts of all trustees, and the recital in any conveyance executed by such sole trustee of such requests shall be conclusive evidence thereof, and of the authority of such sole trustee to act.

          5.06. Without affecting the liability of Trustor or any other person, except any person expressly released in writing, for payment of any indebtedness secured hereby or for performance of any of the obligations or any of the terms, covenants and conditions hereof, and without affecting the rights of Trustee and Beneficiary with respect to any security not expressly released in writing, at any time and from time to time, without notice or consent other than consent of Beneficiary, Trustee and/or Beneficiary may:

                   (a) Release any person liable for payment of all or any part of the indebtedness or for the performance of any obligation;

                   (b) Make any agreement extending the time or otherwise altering the terms of payment of all or any part of said indebtedness or modifying or waiving any obligation or subordinating, modifying or otherwise dealing with the lien or charge hereof;

                   (c) Exercise or refrain from exercising or waive any right either of them may have;

                   (d)  Accept additional security of any kind; and

                   (e) Release or otherwise deal with any property, real or personal, securing the obligations secured hereby.

          5.07. If, after an event of default, Trustor fails to execute, acknowledge or deliver to Beneficiary any and all mortgages, assignments, transfers, assurances, financing statements, maps, and other instruments or documents required to be so executed, acknowledged or delivered hereunder, within fifteen (15) days after Beneficiary's demand or such lesser period as may be provided elsewhere herein, then Trustor hereby appoints Beneficiary as Trustor's true and lawful attorney-in-fact to act in Trustor's name, place and stead to execute, acknowledge and deliver the same.

          5.08. Whenever under any provision of this Deed of Trust Trustor shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Trustor fails, refuses or neglects to perform as herein required, Beneficiary shall be entitled, but shall not be obligated, to make any such payment or expenditure or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Trustor. Beneficiary shall not be bound to inquire into the validity of any apparent or threatened tax, assessment, adverse title, lien, encumbrance, claim, or charge before making an advance for the purpose of preventing, removing or paying the same. Beneficiary shall be subrogated to all rights, equities and liens discharged by any such expenditure.

          5.09.    A.   It is expressly agreed that the entire unpaid
principal amount of the Note, together with any and all accrued and unpaid interest and any and all other sums due thereunder, under this Deed of Trust and/or under any of the other Loan Documents shall, except as otherwise explicitly provided hereunder, under the Note and/or under any of the other Loan Documents, at the option of Beneficiary, become immediately due and payable (a) without notice, upon the failure of Trustor to make any payment of principal, interest or other sums due hereunder, under the Note and/or under any of the other Loan Documents (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); (b) Trustor fails to pay any interest due under the Note and/or any other Loan Document or any fee or other amount (whether by scheduled payment, acceleration, demand or otherwise) within three (3) business days of the date when due; PROVIDED HOWEVER, that failure to make payments when due with respect to the obligations of this Subsection 5.09.(b) more than three (3) times in any twelve (12) month period shall constitute an event of default hereunder; (c) upon the occurrence of any "Event of Default" (as defined in the Loan Agreement) or (d) upon the occurrence and continuation for ten (10) days after notice from Beneficiary to Trustor of any other default hereunder; PROVIDED, HOWEVER, that in the case of a default which cannot with due diligence be cured within such ten (10) day period, Trustor shall have up to ninety (90) days from the date of such notice to cure such default, provided that such default is capable of being cured within such ninety (90) day period, as determined by Beneficiary, and Trustor commences to cure such default within such ten (10) day period and thereafter diligently prosecutes such cure to completion.

          B. It shall also be a default hereunder if Trustor breaches (beyond applicable notice and cure periods, if any) any representation, warranty or covenant contained in any of the Loan Documents. In addition, Trustor shall be in default hereunder (without any obligation on the part of Beneficiary to provide any notice and cure period) if (a) any license or permit necessary for operation of the Property or any portion thereof is revoked or any proceeding to revoke the same is commenced or threatened; (b) if without Beneficiary's prior consent,

(i) except as provided under the Loan Agreement, the hotel manager for the Real Property under the Approved Management Agreement (as defined in the Loan Agreement) (or any successor management agreement) resigns or is removed, or
(ii) the ownership, management or control of such hotel manager is transferred to a person or entity other than an affiliate of the Trustor, or
(iii) except as permitted in the Loan Agreement, there is any material change in the Approved Management Agreement (or any successor management agreement);
(c) [intentionally deleted]; (d) if without Beneficiary's prior consent, there is any material change in the Approved Franchise Agreement (as defined in Section 7.02) (or any successor franchise agreement) or if the Approved Franchise Agreement expires pursuant to its terms or a successor franchise agreement is executed by Trustor and such successor franchise agreement is not approved by Beneficiary; (e) if a default has occurred and continues beyond any applicable cure period under the Approved Franchise Agreement (or any successor franchise agreement) if such default permits the franchisor to terminate or cancel the Approved Franchise Agreement (or any successor franchise agreement); or (f) if Trustor ceases to do business as a hotel or motel on the Real Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Real Property which does not exceed such reasonable number of days from the date hereof necessary for Trustor to undertake the renovation of the Real Property). Trustor shall give Beneficiary prompt notice of the occurrence of any default under this Section 5.09B. but such notice shall not be a condition precedent to Beneficiary exercising any of its remedies hereunder, under the Note and/or under any of the other Loan Documents. Notwithstanding the foregoing, if any event of default under Section 5.09(B)(a) hereof shall occur, and such default arises solely from (i) a default by Cheyenne Hotel Casino, Inc. under the Pre-Existing Days Inn Franchise Agreement or (ii) the operation of the Property by Cheyenne Hotel Casino, Inc. prior to the date hereof, then no default shall be deemed to have occurred; PROVIDED HOWEVER that Trustor hereby covenants and agrees that from and after the date hereof, Trustor will use its best and diligent efforts to cure as promptly as possible any such default or enter into a new franchise agreement or pursuant to the Loan Agreement, operate the Property independently (it being expressly understood that Trustor shall not be obligated to expend any monies to cure any monetary default of Cheyenne Hotel Casino, Inc.).

          5.10. The collection of rents and the application thereof by Beneficiary or any receiver obtained by Beneficiary shall not cure or waive any default or notice thereof, or invalidate any act of Beneficiary pursuant thereto. In the exercise of the powers herein granted Beneficiary, Beneficiary shall not be deemed to have affirmed any Lease or subordinated the lien hereof thereto nor shall any liability be asserted or enforced against Beneficiary, all such liability being hereby expressly waived and released by Trustor. Neither Beneficiary nor any receiver shall be obligated to perform or discharge any obligation, duty or liability under any Lease under or by reason of the assignment contained in this Deed of Trust and Trustor shall and does hereby agree to indemnify Beneficiary and such receiver from and to hold them harmless of and from any and all liability, loss, costs, charges, penalties, obligations, expenses, attorneys' fees, litigation, judgments, damages, claims and demands which they may or might incur by reason of, arising from, or in connection with the Leases, such assignment, any alleged obligations or undertakings on their part to perform or discharge any of the terms, covenants or agreements contained in the Leases, any alleged affirmation of or subordination to the Leases, or any action taken by Beneficiary or such receiver pursuant to any provision of this Deed of Trust. Without limiting the generality of the foregoing, no security deposited by the lessee with the lessor under the terms of any Lease hereby assigned has been transferred to Beneficiary, and Beneficiary assumes no liability for any security so deposited.

          5.11. In the event of any default hereunder or in the performance of any of the obligations secured hereby, Beneficiary may exercise any and all of its rights provided hereunder or by law. Without limiting the generality of the foregoing, any personal property may, at the sole and absolute option of Beneficiary (i) be sold hereunder, (ii) be sold pursuant to the Code, or (iii) be dealt with by Beneficiary in any other manner provided by statute, law or equity. The proceeds of any such sale may be applied against the amounts due and owing Beneficiary hereunder. Without limiting the foregoing, Beneficiary may require Trustor to assemble the personal property and make it available to Beneficiary at a place to be designated by Beneficiary. In the event of default, Beneficiary shall be the attorney-in-fact of Trustor with respect to any and all matters pertaining to the Property with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of Trustor, and to execute on behalf of Trustor and in Trustor's name any instruction, agreement or other writing required therefor. This power shall be irrevocable and deemed to be a power coupled with an interest. Beneficiary may, in its sole discretion, appoint Trustee as the agent of Beneficiary for the purpose of disposition of the personal property in accordance with the Code. Trustor acknowledges and agrees that a disposition of the personal property in accordance with Beneficiary's rights and remedies in respect to real property as hereinabove provided is a commercially reasonable disposition thereof.

          5.12. In the event of any default hereunder or in the performance of the obligations secured hereby, Beneficiary may, to the full extent permitted by law, in addition to all other rights and remedies, forthwith after any such default enter upon and take possession of the Property, complete any buildings or other improvements under construction, construct new improvements and make modifications to and/or demolish any of the foregoing. In connection therewith Beneficiary shall have the power to file any and all notices and obtain any and all permits and licenses which Beneficiary, in its sole and absolute discretion, deems necessary or appropriate, including the filing of notices of completion and the obtaining of certificates of occupancy. Beneficiary shall also have the right to receive all of the rents, issues and profits of the Property, overdue, due or to become due, and to apply the same, after payment of all necessary charges and expenses, including attorneys' fees, on account of the indebtedness secured hereby. Beneficiary may do any and all of the foregoing in its own name or in the name of Trustor and Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact for such purposes. Beneficiary may also, at any time after such default, apply to any court of competent jurisdiction for the appointment of a receiver and Trustor agrees that such appointment shall be made upon a PRIMA FACIE showing of a claimed default without reference to any offsets or defenses against such default. Such receiver shall have all the rights and powers provided Beneficiary pursuant to this section or otherwise provided hereunder or by law. Said receiver may borrow monies and issue certificates therefor. Said certificates shall be a lien on the Property subordinate only to this Deed of Trust and the Leases; PROVIDED, HOWEVER, that should any of said certificates be acquired by Beneficiary the amount thereof shall constitute additional indebtedness secured hereby. Subject to compliance with applicable laws, such receiver may lease all or any portion of the Property on such terms and for such a term (which may extend beyond the terms of such receiver's appointment and/or, if Beneficiary so consents, sale of the Property hereunder) as such receiver may deem appropriate in its sole and absolute discretion. The entering upon and taking possession of the Property pursuant to this section and the collection of the rents, issues and profits therefrom shall not cure or waive any default or notice of default hereunder or invalidate any act of Beneficiary pursuant thereto.

          5.13. Should default be made by Trustor in payment or performance of any indebtedness or other obligation or agreement secured hereby and/or in performance of any agreement herein, or should Trustor otherwise be in default hereunder, Beneficiary may, subject to NRS 107.080, declare all sums secured hereby immediately due by delivery to Trustee of a written notice of breach and election to sell (which notice Trustee shall cause to be recorded and mailed as required by law) and shall surrender to Trustee this Deed of Trust and the Note.

          5.14. After three (3) months shall have elapsed following recordation of any such notice of breach, Trustee shall sell the property subject hereto at such time and at such place in the State of Nevada as Trustee, in its sole discretion, shall deem best to accomplish the objects of these trusts, having first given notice of such sale as then required by law.
 In the conduct of any such sale Trustee may act itself or through any auctioneer, agent or attorney. The place of sale may be either in the county in which the property to be sold, or any part thereof, is situated, or at an office of Trustee located in the State of Nevada:

                   (a) Upon the request of Beneficiary or if required by law Trustee shall postpone sale of all or any portion of said property or interest therein by public announcement at the time fixed by said notice of sale, and shall thereafter postpone said sale from time to time by public announcement at the time previously appointed.

                   (b) At the time of sale so fixed, Trustee shall sell the property so advertised or any part thereof or interest therein either as a whole or in separate parcels, as Beneficiary may determine in its sole and absolute discretion, to the highest bidder for cash in lawful money of the United States, payable at time of sale, and shall deliver to such purchaser a deed or deeds or other appropriate instruments conveying the property so sold, but without covenant or warranty, express or implied. Beneficiary and Trustee may bid and purchase at such sale. To the extent of the indebtedness secured hereby, Beneficiary need not bid for cash at any sale of all or any portion of the Property pursuant hereto, but the amount of any successful bid by Beneficiary shall be applied in reduction of said indebtedness. Trustor hereby agrees, if it is then still in possession, to surrender, immediately and without demand, possession of said property to any purchaser.

          5.15. Trustee shall apply the proceeds of any such sale to payment of expenses of sale and all charges and expenses of Trustee and of these trusts, including cost of evidence of title and Trustee's fee in connection with sale; all sums expended under the terms hereof, not then repaid, with accrued interest at the rate equal to the Default Rate; all other sums then secured hereby, and the remainder, if any, to the person or persons legally entitled thereto.

          5.16. Beneficiary, from time to time before Trustee's sale, may rescind any notice of breach and election to sell by executing, delivering and causing Trustee to record a written notice of such rescission. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other notices of breach and election to sell, nor otherwise affect any term, covenant or condition hereof or under any obligation secured hereby, or any of the rights, obligations or remedies of the parties thereunder.

          5.17 Trustor agree(s) that in the event that Trustor shall (a) file with any bankruptcy court of competent jurisdiction or become the subject of any petition under Title 11 of the United States Code, as amended,
(b) be the subject of any order for relief issued under Title 11 of the United States Code, as amended, (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator, (e) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state law relating to bankruptcy, insolvency or relief for debtors, then, in such event, Beneficiary or any designee or nominee, as the case may be, shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the United States Code, as amended, on or against the rights and remedies otherwise available to Beneficiary and designee or nominee as provided in any of the Loan Documents, it being the intent of the parties hereto that Trustor, without direct cost or expense to its shareholders, agrees to take or consent to any and all action necessary to effectuate such relief from the automatic stay.

                                     SECTION 6

MISCELLANEOUS

          6.01 Upon receipt of written request from Beneficiary reciting that all sums secured hereby have been paid and upon surrender of this Deed of Trust and the Note secured hereby to Trustee for cancellation and upon payment of its fees, Trustee shall reconvey without warranty the property then held hereunder. The recitals in such reconveyance of any matters of fact shall be conclusive proof of the truth thereof. The grantee in such reconveyance may be described in general terms as "the person or persons legally entitled thereto."

          6.02. Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any sale under this Deed of Trust or of any other security for any of said indebtedness.

          6.03. All notices, demands or requests relating to any matter set forth herein shall be in writing and shall be served by delivery, certified mail, return receipt requested, or by a reputable commercial carrier that provides a receipt. All such notices or demands served shall be with postage thereon fully prepaid, and addressed to the party so to be served at its address stated below, or at such other address of which said party shall have theretofore given notice in writing as provided herein. Any such notices or demands shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or upon the second (2nd) business day after the date of mailing, whichever is earlier in time.
Notices shall be addressed as follows:

If to Beneficiary, to it at the following address:

     Madeleine LLC
     450 Park Avenue
     New York, New York 10022
     Attention:  Mr. Kevin P. Genda

     with a copy to:

     Schulte Roth & Zabel LLP
     900 Third Avenue
     New York, New York  10022
     Attention:  Michael J. Feinman, Esq.

     If to Trustor, to it at the following address:

     Speakeasy Gaming of Las Vegas, Inc.
     c/o Mountaineer Park, Inc.
     Route 2 South
     Chester, West Virginia 26034
     Attention: Mr. Edson Arneault, President with copy to:

     Ruben & Aronson, LLP
     3299 K Street N.W.
     Suite 403
     Washington, D.C. 20007
     Attention  Robert L. Ruben, Esq.

     If to Trustee, to it at the following address:

     Nevada Title Compay
     3320 West Sahara Avenue
     Suite 200
     Las Vegas, Nevada 89102
     Attention:  Roger A. Waite

          Any party hereto may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party. Whenever any law requires Beneficiary to give reasonable notice of any act, election, or event, or proposed act, election, or event, said requirement shall be deemed complied with if Beneficiary gives Trustor ten (10) days written notice as herein provided. Information concerning the security interest may be obtained from Beneficiary at the above address.

          6.05. This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns (where permitted).

          6.06. Trustee accepts these trusts when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

          6.07. Where any provision in this Deed of Trust refers to action to be taken by Trustor, or which Trustor is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by Trustor.

          6.08. In the event of any conflict between the provisions of this Deed of Trust and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall govern and control, except that this Deed of Trust shall govern and control with respect to (i) the provisions contained in the Granting Clauses of Section 1 and in Sections 2, 4, and 5 hereof and/or (ii) any other provisions contained in this Deed of Trust relating to Beneficiary's rights or remedies or Trustor's obligations or liabilities in respect of the Trust Property. In the event of any conflict between any provision hereof with respect to any Trust Property which is personal property and any term or provision of the Security Agreement, then such term or provision of the Security Agreement shall govern and control with respect to such personal property to the extent of such conflict. Trustor acknowledges that the provisions of this Deed of Trust may impose additional or greater obligations on Trustor, or afford Beneficiary additional or greater rights and remedies, in respect of the Trust Property than the provisions of the Loan Agreement and such additional or greater obligations and/or rights and remedies shall not be deemed to be a conflict for purposes of the foregoing two sentences.

          6.09. If any term, provision, covenant or condition of this Deed of Trust, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Deed of Trust and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the Property, or if the lien is invalid or unenforceable as to any part of the indebtedness secured hereby, the unsecured or partially unsecured portion of such indebtedness shall be completely paid prior to the payment of the remaining and secured or partially secured portion of such indebtedness, and all payments made on such indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of such indebtedness which is not secured or fully secured by the lien of this Deed of Trust.

          6.10. In the event that Trustor consists of more than one person, firm or corporation then and in such event all of such persons, firms or corporations shall be jointly and severally liable hereunder.

          6.11. This Deed of Trust shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to principles of conflicts of law.

          6.12. This Deed of Trust shall be construed in accordance with its intent and without regard to any presumption or other rule requiring construction against the party causing the same to be drafted.

          6.13. The various rights, options, elections and remedies of Beneficiary and Trustee hereunder shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, option, election or remedy provided in any agreement or by law.

          6.14. Time is of the essence of this Deed of Trust and all of the terms, provisions, covenants and conditions hereof applicable to Trustor.

          6.15. In this Deed of Trust, whenever the context so requires the masculine gender includes the feminine and/or neuter, and the singular number includes the plural, and vice-versa, the term Beneficiary shall include any future holder, including pledgees, of the Note secured hereby, and the term Trustor shall mean the original signatory hereof, the successors and assigns thereof and any future owners of the Property or any portion thereof. In the event the ownership of all or any portion of the Property becomes vested in a person other than the signatory hereof, Beneficiary may, without notice to such signatory, deal with such successor or successors with reference to this Deed of Trust and to the indebtedness hereby secured in the same manner as with the signatory, without in any way vitiating or discharging such signatory's liability hereunder or upon the indebtedness hereby secured. In this Deed of Trust, the use of words such as "including" or "such as" shall not be deemed to limit the generality of the term or clause to which they have reference, whether or not nonlimiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. In any instance in which Beneficiary's consent, approval or satisfaction is required hereunder, such consent, approval or satisfaction shall be deemed to require the consent, approval or satisfaction of Beneficiary and, at Beneficiary's election, Beneficiary's counsel, and unless otherwise provided in this Deed of Trust, may be granted or withheld in Beneficiary's (or Beneficiary's counsel's) reasonable discretion. In any instance in which Beneficiary may elect to undertake any act hereunder, Beneficiary's election shall be made in its sole and absolute discretion. In any instance in which Beneficiary may elect to undertake any acts hereunder, Beneficiary's election shall be made in its sole and absolute discretion. The captions appealing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Deed of Trust and in no way whatsoever define, limit or describe the scope or intent of this Deed of Trust, nor in any way affect this Deed of Trust.

          6.16. Trustor and Beneficiary each represents and warrants to the other that it has not dealt with any broker or finder in connection with this Deed of Trust. Trustor and Beneficiary shall indemnify, protect, defend and hold each other harmless from and against any and all claims for brokerage, leasing, finders or similar fees arising out of the breach on their respective parts of any representation or agreement contested in this Section.

          6.17. Trustor hereby knowingly, voluntarily and intentionally waives (to the extent permitted by applicable law) trial by jury in any action or proceeding of any kind or nature that may arise out of this Deed of Trust, the Property or any other matter related thereto or by reason of any other cause or dispute of any kind or nature between Trustor and Beneficiary.

          6.18. Where not inconsistent with the above, the following covenants, Nos. 1; 2 (full replacement value); 3; 4 (Default Rate as defined in the Note); 5; 6; 7 (a reasonable percentage); 8 and 9 of NRS 107.030 are hereby adopted and made a part of this Deed of Trust.

          IN WITNESS WHEREOF, Trustor has executed this Deed of Trust on the day and year first above written.

                                   SPEAKEASY GAMING OF LAS VEGAS, INC.,
                                   a Nevada corporation



                                   By:      /S/ EDSON R. ARNEAULT
                                       --------------------------------------
                                       Name:  Edson R. Arneault
                                       Title: President

STATE OF NEVADA       )
                      ) ss.:
COUNTY OF ____________)


On the ____ day of April, 1998, before me personally came Edson R. Arneault, to me known to be the individual who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is President of Speakeasy Gaming of Las Vegas, Inc., a Nevada corporation, and that he has authority to sign the same, and acknowledged that he executed the same as the act and deed of said corporation.

Sworn to before me this ____ day
of April, 1998.




--------------------------------------------
Notary Public